EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Sherwin-Williams Company of our reports dated February 24, 2016, with respect to the consolidated financial statements of The Sherwin-Williams Company and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company, included in the 2015 Annual Report to Shareholders of The Sherwin-Williams Company.

Our audits also included the financial statement schedule of The Sherwin-Williams Company listed in Item 15(a). This schedule is the responsibility of The Sherwin-Williams Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 24, 2016, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 24, 2016 with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company, incorporated by reference herein, and our report included in the preceding paragraph with respect to the financial statement schedule of The Sherwin-Williams Company included in this Annual Report (Form 10-K) of The Sherwin-Williams Company:

Registration Number	Description
333-205897 333-166365
The Sherwin-Williams Company Form S-3 Registration Statement
The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as Amended and Restated as of February 17, 2015) Form S-8 Registration Statement

333-152443	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement
333-133419	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan and The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors Form S-8 Registration Statement
333-129582
The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, The Sherwin-Williams 2005 Key Management Deferred Compensation Plan and The Sherwin-Williams Company 2005 Director Deferred Fee Plan Form S-8 Registration Statement

333-105211	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement
333-101229	The Sherwin-Williams Company 2003 Stock Plan Form S-8 Registration Statement
333-66295
The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan Form S-8 Registration Statement

Cleveland, Ohio
February 24, 2016